Exhibit 99.1


              Gladstone Commercial Announces Third Quarter Results


      -- Reports net income available to common stockholders of approximately $1.3 million or $0.16 per diluted weighted average common share

      -- Reports funds from operations ("FFO") of approximately $2.3 million or $0. 29 per diluted weighted average common share

      -- Purchased four properties for a total investment of approximately $7.7 million

      -- Sold two properties for a net gain on sale after taxes of approximately $1.1 million or $0.14 per diluted weighted average common share


      MCLEAN, Va.--(BUSINESS WIRE)--xx--Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended September 30, 2006. A description of FFO, a relative non -GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.

      Net income available to common stockholders for the quarter ended September 30, 2006 was $1,293,044, or $0.16 per share, compared to $867,411, or $0.11 per share, for the same period one year ago. Net income available to common stockholders for the nine months ended September 30, 2006 was $2,163,784, or $0.27 per share, compared to $2,552,128, or $0.33 per share for the same period one year ago. Net income results when compared to the same period last year were affected by the gain on the sale of the two Canadian properties in July, partially offset by increased interest expense associated with the leveraging of the Company's properties, stock option expense associated with the amendment of options granted under the 2003 Equity Incentive Plan, as amended (the "2003 Plan"), and dividends paid on the Company's preferred stock.

      FFO for the quarter ended September 30, 2006 was approximately $2.3 million, or $0.29 per share, compared to approximately $2.0 million, or $0.26 per share, for the same period one year ago. FFO for the nine months ended September 30, 2006 was approximately $7.1 million, or $0.90 per share, compared to approximately $4.9 million, or $0.64 per share for the same period one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:


                         For the     For the    For the     For the
                           three      three       nine        nine
                          months      months     months      months
                           ended      ended       ended       ended
                         September   September  September   September
                          30, 2006   30, 2005    30, 2006    30, 2005
                        ----------------------------------------------

Net income              $1,777,419   $867,411  $3,476,978  $2,552,128
Less: Dividends
 attributable to
 preferred stock          (484,375)         -  (1,313,194)          -
                        ----------- ---------- ----------- -----------
Net income available to
 common stockholders    $1,293,044   $867,411  $2,163,784  $2,552,128

Add: Real estate
 depreciation and
 amortization,
 including discontinued
 operations              2,162,640  1,140,181   6,078,450   2,374,912
Less: Gain on sale of
 real estate, net of
 taxes paid             (1,106,590)         -  (1,106,590)          -
                        ----------- ---------- ----------- -----------
FFO available to common
 stockholders            2,349,094  2,007,592   7,135,644   4,927,040



Weighted average shares
 outstanding - basic     7,820,376  7,672,000   7,752,170   7,669,619
Weighted average shares
 outstanding - diluted   7,981,071  7,725,667   7,896,860   7,718,441

Basic net income per
 weighted average
 common share                $0.16      $0.11       $0.28       $0.33
                        =========== ========== =========== ===========
Diluted net income per
 weighted average
 common share                $0.16      $0.11       $0.27       $0.33
                        =========== ========== =========== ===========
Basic FFO per weighted
 average common share        $0.30      $0.26       $0.92       $0.64
                        =========== ========== =========== ===========
Diluted FFO per
 weighted average
 common share                $0.29      $0.26       $0.90       $0.64
                        =========== ========== =========== ===========


      Third quarter highlights:

      -- Purchased four properties with approximately 121,000 square feet for an aggregate purchase price of approximately $7.7 million;

      -- Sold two properties for a net gain on sale after taxes of approximately $1.1 million; and

      -- Acquired one building in satisfaction of the mortgage loan on the Sterling Heights, Michigan property for approximately $11.3 million.

      In August 2006, the Company ceased accruing revenues on its mortgage loan secured by an industrial property in Sterling Heights, Michigan, placed the borrower in default and began pursuing available remedies under its mortgage, including instituting foreclosure proceedings on the property. At the foreclosure sale on September 22, 2006, the Company was the successful bidder. The Company recorded the real estate asset at approximately $11.3 million, which equaled the outstanding principal balance and accrued, non-default interest due under the mortgage loan to the Company. On October 20, 2006, the Company executed a lease with a new tenant for the property, with a term of ten years. The lease provides for annual rents of approximately $1.1 million in 2007, with prescribed escalations thereafter. The Company also pursued its deficiency relating to default interest, expenses and prepayment fees of approximately $650,000 against the borrower and its affiliated tenant who had filed for bankruptcy protection and collected approximately $655,000 from the tenant and borrower in October 2006.

      On August 31, 2006, all the holders of outstanding stock options accepted the Company's offer to amend their stock options and accelerate the expiration date of the outstanding options to December 31, 2006. Therefore, all currently outstanding stock options must be exercised before December 31, 2006 or will be forfeited on December 31, 2006. The acceptance of the offer allows the Company to enter into an amended and restated investment advisory agreement (the "Amended Advisory Agreement") with the Company's external investment adviser, Gladstone Management Corporation (the "Adviser"), and an administration agreement between the Company and Gladstone Administration, LLC, a wholly owned subsidiary of the Adviser. The Company intends to terminate the 2003 Plan on December 31, 2006. Upon termination of the 2003 Plan, the Company will implement the Amended Advisory Agreement effective on January 1, 2007, the first day of the Company's 2007 fiscal year.

      "Our third quarter results were positively affected by the sale of the two Canadian properties for a net gain of $1.1 million. Subsequent to quarter end, we signed a ten year lease with a new tenant for our Sterling Heights, Michigan property, allowing us to create an income producing asset from the previously defaulted mortgage loan on the property," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "We believe the property disposition, the successful leasing of the Michigan property, along with the acquisition of four properties in the third quarter, will benefit our shareholders over the long term and will result in a stronger and more focused portfolio."

      Subsequent to quarter end, the Company:

      -- Declared monthly cash dividends on common stock of $0.12 per common share for each of the months of October, November, and December 2006;

      -- Declared monthly cash dividends on Series A Preferred Stock of $0.1614583 per share for the months of October, November, and December 2006; and

      -- Completed the public offering of 1,150,000 shares of Series B Preferred Stock for net proceeds to the Company of approximately $27.4 million.

      The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended September 30, 2006, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC website at www.SEC.gov or our website at www.GladstoneCommercial.com.

      The Company will hold a conference call Wednesday, November 1, 2006 at 8:30 a.m. ET to discuss its earnings results. Please call
(877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

      The conference call replay will be available two hours after the call and will be available through December 1, 2006. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 217123.

      Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

      For further information, contact Investor Relations at 703-287-5835.

      NON-GAAP FINANCIAL MEASURES

      Funds from Operations

      The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

      The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

      To learn more about FFO please refer to the Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission today.

      This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2005, as filed with the Securities and Exchange Commission on February 28, 2006, and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, as filed with the Securities and Exchange Commission on August 8, 2006, and today, respectively . The risk factors set forth in the Form 10-K and Form 10-Qs under the caption "Risk Factors" are specifically incorporated by references into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)

                                           September 30, December 31,
                                                2006          2005
                                           ---------------------------
ASSETS
Real estate, net of accumulated
 depreciation of $7,106,263 and
 $3,408,878, respectively                  $236,573,888  $161,634,761
Lease intangibles, net of accumulated
 amortization of $3,393,819 and
 $1,221,413, respectively                    24,198,562    13,947,484
Mortgage notes receivable                    10,000,000    21,025,815
Cash and cash equivalents                       614,784     1,740,159
Restricted cash                               1,644,889     1,974,436
Funds held in escrow                          1,514,701     1,041,292
Interest receivable - mortgage note                   -        70,749
Interest receivable - employees                  41,346             -
Deferred rent receivable                      3,342,398     2,590,617
Deferred financing costs, net of
 accumulated amortization of $725,040 and
 $260,099, respectively                       2,911,643     1,811,017
Prepaid expenses                                435,196       385,043
Deposits on real estate                               -       600,000
Accounts receivable                             225,073       225,581
                                           ------------- -------------

TOTAL ASSETS                               $281,502,480  $207,046,954
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $118,516,249   $61,558,961
Borrowings under line of credit              35,660,000    43,560,000
Deferred rent liability                       4,914,989             -
Asset retirement obligation liability         1,604,416             -
Accounts payable and accrued expenses           695,330       493,002
Due to adviser                                  210,277       164,155
Rent received in advance, security
 deposits and funds held in escrow            2,045,850     2,322,300
                                           ------------- -------------

Total Liabilities                           163,647,111   108,098,418
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 1,150,000 shares authorized and 1,000,000
 shares issued and outstanding at
 September 30, 2006                               1,000             -
Common stock, $0.001 par value, 18,850,000
 shares authorized and 7,850,901 and
 7,672,000 shares issued and outstanding,
 respectively                                     7,851         7,672
Additional paid in capital                  132,448,681   105,502,544
Notes receivable - employees                 (2,259,036)     (432,282)
Distributions in excess of accumulated
 earnings                                   (12,343,127)   (6,129,398)
                                           ------------- -------------

Total Stockholders' Equity                  117,855,369    98,948,536
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $281,502,480  $207,046,954
                                           ============= =============

Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)

                       For the three months     For the nine months
                               ended                    ended
                      September   September    September   September
                        30, 2006    30, 2005    30, 2006     30, 2005
                      ------------------------------------------------
Operating revenues
  Rental income       $6,214,295  $3,307,759  $17,109,203  $7,103,591
  Interest income
   from mortgage
   notes receivable      478,329     553,968    1,589,675   1,351,197
  Tenant recovery
   revenue                43,352      28,208       92,772      69,808
                      ----------- ----------- ------------ -----------
   Total operating
    revenues           6,735,976   3,889,935   18,791,650   8,524,596
                      ----------- ----------- ------------ -----------

Operating expenses
  Depreciation and
   amortization        2,162,640   1,107,672    6,026,150   2,277,432
  Management advisory
   fee                   656,916     609,171    2,029,050   1,564,826
  Professional fees      167,353      87,896      598,771     428,781
  Taxes and licenses      24,812      36,952      114,774     188,347
  Insurance              113,453      70,244      299,296     207,648
  General and
   administrative        115,349      61,074      319,784     166,410
  Shareholder related
   expenses               34,414      45,868      282,478     170,285
  Asset retirement
   obligation expense     30,619           -      102,263           -
  Stock option
   compensation
   expense               314,593           -      394,411           -
                      ----------- ----------- ------------ -----------
   Total operating
    expenses           3,620,149   2,018,877   10,166,977   5,003,729
                      ----------- ----------- ------------ -----------

Other income
 (expense)
  Interest income
   from temporary
   investments             2,006      10,093       13,437     117,806
  Interest income -
   employee loans         41,346       5,562       75,483      15,483
  Other income                 -           -       10,400           -
  Interest expense    (2,494,221)   (865,237)  (6,268,757) (1,156,259)
                      ----------- ----------- ------------ -----------
   Total other
    expense           (2,450,869)   (849,582)  (6,169,437) (1,022,970)
                      ----------- ----------- ------------ -----------

Income from
 continuing
 operations              664,958   1,021,476    2,455,236   2,497,897
                      ----------- ----------- ------------ -----------

Discontinued
 operations
  Income from
   discontinued
   operations              6,915      70,504      116,169     281,602
  Net realized loss
   from foreign
   currency
   transactions           (1,044)       (340)    (201,017)     (3,277)
  Net unrealized loss
   from foreign
   currency
   transactions                -    (224,229)           -    (224,094)
  Gain on sale of
   real estate         1,422,026           -    1,422,026           -
  Taxes on sale of
   real estate          (315,436)          -     (315,436)          -
                      ----------- ----------- ------------ -----------
   Total discontinued
    operations         1,112,461    (154,065)   1,021,742      54,231
                      ----------- ----------- ------------ -----------

Net income             1,777,419     867,411    3,476,978   2,552,128
                      ----------- ----------- ------------ -----------

Dividends
 attributable to
 preferred stock        (484,375)          -   (1,313,194)          -
                      ----------- ----------- ------------ -----------

Net income available
 to common
 stockholders         $1,293,044    $867,411   $2,163,784  $2,552,128
                      =========== =========== ============ ===========

Earnings per weighted
 average common share
 - basic
  Income from
   continuing
   operations (net of
   dividends
   attributable to
   preferred stock)        $0.02       $0.13        $0.15       $0.32
  Discontinued
   operations               0.14       (0.02)        0.13        0.01
                      ----------- ----------- ------------ -----------

  Net income
   available to
   common
   stockholders            $0.16       $0.11        $0.28       $0.33
                      =========== =========== ============ ===========

Earnings per weighted
 average common share
 - diluted
  Income from
   continuing
   operations (net of
   dividends
   attributable to
   preferred stock)        $0.02       $0.13        $0.14       $0.32
  Discontinued
   operations               0.14       (0.02)        0.13        0.01
                      ----------- ----------- ------------ -----------

  Net income
   available to
   common
   stockholders            $0.16       $0.11        $0.27       $0.33
                      =========== =========== ============ ===========

Weighted average
 shares outstanding
  Basic                7,820,376   7,672,000    7,752,170   7,669,619
                      =========== =========== ============ ===========
  Diluted              7,981,071   7,725,667    7,896,860   7,718,441
                      =========== =========== ============ ===========


Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(unaudited)
                                           For the nine  For the nine
                                            months ended  months ended
                                             September     September
                                              30, 2006      30, 2005
                                           ------------- -------------
Cash flows from operating activities:
  Net income                               $  3,476,978  $  2,552,128
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization,
    including discontinued operations         6,078,450     2,374,912
   Amortization of deferred financing
    costs, including discontinued
    operations                                  464,941       158,457
   Amortization of deferred rent asset          190,123       114,700
   Amortization of deferred rent liability     (499,870)            -
   Asset retirement obligation expense,
    including discontinued operations           112,195             -
   Stock compensation                           394,411             -
   Increase in mortgage notes payable due
    to change in value of foreign currency      202,065       226,238
   Value of building acquired in excess of
    mortgage note satisfied, applied to
    interest income                            (335,701)            -
   Gain on sale of real estate               (1,422,026)            -
   Decrease (increase) in mortgage
    interest receivable                          70,749        (2,716)
   (Increase) decrease in employee
    interest receivable                         (41,346)          111
   Increase in prepaid expenses and other
    assets                                      (49,645)      (76,943)
   Increase in deferred rent receivable        (941,903)     (369,624)
   Increase in accounts payable, accrued
    expenses, and amount due adviser            248,449       302,532
   Increase (decrease) in rent received in
    advance and security deposits               472,167      (259,509)
   Net payments to lenders for operating
    reserves held in escrow                  (2,001,065)      (81,640)
   Increase in operating reserves from
    tenants                                   1,189,942             -
                                           ------------- -------------
     Net cash provided by operating
      activities                              7,608,914     4,938,646
                                           ------------- -------------
Cash flows from investing activities:
  Real estate investments                   (48,311,928)  (80,763,736)
  Proceeds from sales of real estate          2,106,112             -
  Issuance of mortgage note receivable                -   (10,000,000)
  Principal repayments on mortgage notes
   receivable                                    44,742        60,443
  Increase in restricted cash                   329,547             -
  Net receipts from tenants for capital
   reserves                                     125,574             -
  Net payments to lenders for capital
   reserves held in escrow                     (536,476)   (1,006,602)
  Deposits on future acquisitions              (600,000)   (1,600,000)
  Deposits applied against real estate
   investments                                1,200,000     1,400,000
                                           ------------- -------------
     Net cash used in investing activities  (45,642,429)  (91,909,895)
                                           ------------- -------------
Cash flows from financing activities:
 Proceeds from share issuance                26,034,648             -
 Offering costs                              (1,308,496)            -
 Borrowings under mortgage notes payable     31,900,000    41,964,045
 Principal repayments on mortgage notes
  payable                                      (427,506)      (32,036)
 Borrowings from line of credit              70,400,400    69,410,000
 Repayments on line of credit               (78,300,400)  (45,600,000)
 Principal repayments on employee loans               -        17,094
 Payments for deferred financing costs       (1,699,798)   (1,595,299)
 Dividends paid for common and preferred     (9,690,708)   (5,982,260)
                                           ------------- -------------
     Net cash provided by financing
      activities                             36,908,140    58,181,544
                                           ------------- -------------
Net decrease in cash and cash equivalents    (1,125,375)  (28,789,705)
Cash and cash equivalents, beginning of
 period                                       1,740,159    29,153,987
Cash and cash equivalents, end of period   $    614,784  $    364,282
                                           ============= =============
NON-CASH INVESTING ACTIVITIES
Increase in asset retirement obligation    $  1,604,416  $          -
                                           ------------- -------------
NON-CASH FINANCING ACTIVITIES
Fixed rate debt assumed in connection with
 acquisitions                              $ 30,129,654  $          -
                                           ------------- -------------
Assumption of mortgage notes payable by
 buyer                                     $  4,846,925  $          -
                                           ------------- -------------
Notes receivable issued in exchange for
 common stock associated with the exercise
 of employee stock options                 $  1,826,754  $     75,000
                                           ------------- -------------
Acquisition of building in satisfaction of
 mortgage note receivable                  $ 11,316,774  $          -
                                           ------------- -------------


    CONTACT: Gladstone Commercial Corp.
             Investor Relations:
             Kevin Cheetham, 703-287-5835